UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2021

TURNING POINT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 200, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 926-5251

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On April 5, 2021, Turning Point Therapeutics, Inc. (the “Company”) reported initial data from the Company’s Phase 1/2 SWORD-1 clinical study of the Company’s RET inhibitor drug candidate TPX-0046.

Twenty-one patients enrolled in the study including 10 with non-small cell lung cancer (“NSCLC”) and 11 with medullary thyroid carcinoma (“MTC”) who were treated from December 2019 to the data cut-off date of March 10, 2021. Patients included those with RET-altered tyrosine kinase inhibitor (“TKI”)-naïve NSCLC (n=3; all previously treated with platinum-based chemotherapy and immunotherapy) and MTC (n=2), and TKI-pretreated NSCLC (n=7) and MTC (n=9).

All 16 TKI-pretreated patients were previously treated with a selective RET TKI and 9 patients (56%) were treated with more than 1 prior TKI. Ninety one percent of patients (19/21) had a baseline Eastern Cooperative Oncology Group (ECOG) performance score of 1, and nearly half (10/21) received 3 or more prior therapies.

Preliminary efficacy data by investigator assessment was available for 14 evaluable patients with baseline measurable disease and at least one post-baseline assessment per RECIST v1.1, including TKI-naïve NSCLC (n=3) and MTC (n=2), and TKI-pretreated NSCLC (n=4) and MTC (n=5).

As of the March 10, 2021 data cut-off date:

Preliminary Safety and Pharmacokinetic Results

•	A total of 21 patients with RET-altered NSCLC or MTC were treated with TPX-0046 across multiple doses and schedules from 10mg once daily (“QD”) to 30mg QD.
•	TPX-0046 was generally well tolerated, with the most frequent treatment emergent adverse event (“TEAE”) being Grade 1 or 2 dizziness.
•	The maximum tolerated dose had not been determined, with 1 dose-limiting toxicity of treatment-related Grade 2 gait disturbance at 30 mg QD.
•

TEAEs reported in greater than 20 percent of patients were dizziness (43%); fatigue (38%); alkaline phosphatase increase, constipation, decreased appetite, dry mouth, hyperphosphataemia, lipase increase (29% each); and alanine aminotransferase increase, dehydration, and muscular weakness (24% each).

•	There were infrequent dose reductions or drug discontinuations due to TEAEs.
•	The majority of treatment related adverse events (“TRAEs”) were Grade 1 or 2 and there were no Grade 4 or 5 TRAEs
•	There were no treatment related Grade 3 or greater ALT/AST elevations, any grade of hypertension, hemorrhagic events or QT prolongation, and no interstitial lung disease or pneumonitis.
•	Preliminary pharmacokinetic data indicates exposure increases in a dose dependent manner.

Preliminary Efficacy Results

•

Of 5 RET TKI-naïve patients, 4 showed tumor regressions of -42%, -37%, -23%, and -3%, including 2 patients dosed at 30 mg QD who achieved confirmed partial responses with duration of responses of 5.6 and 5.8+ months respectively.  Three of the 4 patients with regressions remained on treatment awaiting their next scan.

•

Of 9 TKI-pretreated patients, 3 patients (2 treated with only 1 prior selective RET TKI) achieved tumor regressions of -44%, -27% and -17%. All 3 patients remained on treatment awaiting their next scan.

•	Of the 14 evaluable patients, 7 (50%) remained on treatment with duration of treatment ranging from 5.1 to 51+ weeks.

The Company continues to evaluate doses and schedules to determine a recommended Phase 2 dose. After determination of the recommended Phase 2 dose, the Company plans to study TPX-0046 in multiple Phase 1 dose expansion cohorts in up to 75 patients with RET-altered malignancies, prior to an end of Phase 1 meeting with the Food and Drug Administration.

In connection with the report of the above initial data, the Company referred to the presentation attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements regarding, among other things, the efficacy, safety and therapeutic potential of TPX-0046, the results, conduct, progress and timing of the Phase 1/2 clinical study of TPX-0046, plans regarding future clinical studies and regulatory discussions, and the regulatory approval path for TPX-0046. Words such as “will”, “expect”, “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the public offering and the COVID-19 global pandemic. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the SEC. These forward-looking statements represent our judgment as of the time of this report. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	April 5, 2021 Turning Point Therapeutics, Inc. Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date: April 5, 2021	By:	/s/ Annette North
Annette North
Executive Vice President and General Counsel